Exhibit 10.22.1

June 15, 2005

SEI Investments Canada Company

70 York St. Suite 1600

Toronto, Ontario

M5J 1S9

Attention:	Mr. Bahn Tran
Business Manager

Dear Bahn;

We refer to the letter agreement dated January 14, 2003 between SEI Investments Canada Company and Royal Bank of Canada (“Credit Agreement”). All capitalized terms used in this letter, if not otherwise defined herein, shall have the meanings set out in the Credit Agreement.

The following amendments are hereby made to the Credit Agreement:

Section 14(b)

(i)	Annual audited financial statements of the Borrower within 120 days of the Borrower’s fiscal year-end;

Section 17(c) Notices

As to the Bank:	Royal Bank of Canada
Global Credit
Credit Transaction Management
12th Floor, South Tower
Royal Bank Plaza
200 Bay St.
Toronto, Ontario M5J 2J5

Attention Manager, Credit
Telecopier: 416-842-4020

Except as indicated herein, all terms and conditions of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed in every respect.

Please acknowledge your agreement with the foregoing by executing the enclosed two (2) copies of this letter and returning one (1) fully executed copy to the Bank.

Yours truly,
ROYAL BANK OF CANADA

By:	/s/ Donna Seto
Name:	Donna Seto
Title:	Authorized Signatory

/s/ Sabrina Borrison
Name:	Sabrina Borrison
Title:	Manager, Credit

We acknowledge and accept the terms and conditions of this Agreement on the 20 day of June, 2005 which acceptance is effective as of the date first above written.

SEI Investments Canada Company

By:	/s/ Patrick Walsh
Name/Title:	Patrick Walsh / President

By:	/s/ George Butcher
Name/Title:	George Butcher / SVP Finance & Administration